                           VAUGHN COMMUNICATIONS, INC.

                        COMPUTATION OF EARNINGS PER SHARE



                                                      Six Months Ended                  Three Months Ended
                                                           July 31                            July 31
                                                      ----------------                  ------------------
                                                     1995           1994                1995           1994
                                                     ----           ----                ----           ----
PRIMARY:
     Average shares outstanding                    3,019,676      2,778,194           3,073,876      2,799,367
     Net effect of dilutive stock options
        based on the treasury stock method
        using average market price                   462,475        409,143             439,267        396,464
                                                  ----------     ----------          ----------     ----------
                    TOTAL                          3,482,091      3,187,337           3,513,143      3,195,831
                                                  ----------     ----------          ----------     ----------
                                                  ----------     ----------          ----------     ----------

     Income from continuing operations            $  866,467     $  807,129          $  517,166     $  395,904
     Income (loss) from discontinued
        operations (net of tax benefit)                   --        497,338                  --         (2,823)
                                                  ----------     ----------          ----------     ----------
     Net Income                                   $  866,467     $1,304,467          $  517,166     $  383,081
                                                  ----------     ----------          ----------     ----------
                                                  ----------     ----------          ----------     ----------


PER SHARE AMOUNTS:
     Income from continuing operations                $  .25         $  .25              $  .15         $  .12
     Income from discontinued operations                  --            .16                  --             --
                                                      ------         ------              ------         ------
                                                      $  .25         $  .41              $  .15         $  .12
                                                      ------         ------              ------         ------
                                                      ------         ------              ------         ------
FULLY DILUTED:
     Average shares outstanding                    3,019,616      2,778,194           3,073,876      2,799,367
     Net effect of dilutive stock options
        based on the treasury stock method
        using the quarter-end market price
        if higher than average market price          505,408        409,143             486,985        396,501
                                                  ----------     ----------          ----------     ----------
                    TOTAL                          3,525,024      3,187,337           3,560,861      3,195,868
                                                  ----------     ----------          ----------     ----------
                                                  ----------     ----------          ----------     ----------

     Income from continuing operations            $  866,467     $  807,129          $  517,166     $  385,904
     Income (loss) from discontinued
        operations (net of tax benefit)                   --        497,338                  --         (2,823)
                                                  ----------     ----------          ----------     ----------
     Net Income                                   $  866,467     $1,304,467          $  517,166     $  383,081
                                                  ----------     ----------          ----------     ----------
                                                  ----------     ----------          ----------     ----------


PER SHARE AMOUNTS:
     Income from continuing operations                $  .25         $  .25              $  .15         $  .12
     Income from discontinued operations                  --            .16                  --             --
                                                      ------         ------              ------         ------
                                                      $  .25         $  .41              $  .15         $  .12
                                                      ------         ------              ------         ------
                                                      ------         ------              ------         ------


EXHIBIT 11


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